Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in Amendment #2 of the registration statement Form SB-2 of HyperBaric Systems and the related prospectus of our report, relating to the financial statements of HyperBaric Systems, dated March 14, 2001.

/s/ L.L. Bradford & Company, LLC
    -----------------------------
    L.L. BRADFORD & COMPANY, LLC
    Las Vegas, Nevada
    January 16, 2002